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                                NUCOR CORPORATION
                     Exhibits 11 and 21 to FORM 10-K - 1996


EXHIBIT 11 - COMPUTATION OF NET EARNINGS PER SHARE

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                                                     Year ended December 31,
                                                 1996          1995         1994
PRIMARY:
Primary net earnings.......................  $248,168,948  $274,534,505 $226,632,844

Average shares outstanding:
  (excludes dilutive effect of employee
  stock options because less than 3%)......    87,685,750    87,430,370   87,166,164

Primary net earnings per share.............       $2.8302       $3.1400      $2.6000

FULLY DILUTED:
Fully diluted net earnings.................  $248,168,948  $274,534,505 $226,632,844

Fully diluted average shares outstanding:
  Primary shares outstanding...............    87,685,750    87,430,370   87,166,164
  Dilutive effect of employee stock options        96,678       182,523      330,650
                                               87,782,428    87,612,893   87,496,814

Fully diluted net earnings per share.......       $2.8271       $3.1335      $2.5902
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